CERTIFICATION PURSUANT TO
18 USC, SECTION 1350, AS ADOPTED PURSUANT TO
SECTIONS 302 AND 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Weight Loss Forever International, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, John Martin, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to Sec.302 and promulgated as 18 USC 1350 pursuant to Sec.906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report referenced above has been read and reviewed by the undersigned.

2. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

3. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

4. Based upon my knowledge, the Report referenced above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading.

5. Based upon my knowledge, the financial statements, and other such financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

6. I acknowledge that the Chief Executive Officer

      A. is responsible for establishing and maintaining "disclosure controls and procedures" for the Company;

      B. has designed such disclosure controls and procedures to ensure that material information is made known to me, particularly during the period in which the Report was being prepared;

      C. has evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days of the date of the Report; and

      D. has presented in the Report my conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation.

      E. has disclosed to the issuer's auditors and to the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function):

             (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

             (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

       F. has indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ John Martin
____________________________________
John Martin
Chief Executive Officer
Dated: November 19, 2002